As filed with the Securities and Exchange Commission on February
27, 1997
                                      Registration No. 333-_____

=================================================================
                SECURITIES AND EXCHANGE COMMISSION
                    WASHINGTON, D.C. 20549
                    ______________________

                          FORM S-8

                    REGISTRATION STATEMENT
                             UNDER
                   THE SECURITIES ACT OF 1933
                    ______________________

                         dELiA*s Inc.
        (Exact name of registrant as specified in its charter)

       Delaware                              13-3914035
(State or other jurisdiction of            (I.R.S. Employer
incorporation or organization)          Identification Number)


                     435 Hudson Street
                  New York, New York  10014
      (Address of principal executive offices) (Zip code)

               dELiA*s Inc. Restricted Stock Plan
              dELiA*s Inc. 1996 Stock Incentive Plan
                  (Full title of the Plans)

                       Stephen I. Kahn
                        dELiA*s Inc.
                      435 Hudson Street
                     New York, New York  10014
                       (212) 807-9060
     (Name, address, including zip code, and telephone number,
          including area code, of agent for service)
               _________________________________

Copies to:
                   Jeffrey A. Horwitz, Esq.
              Proskauer Rose Goetz & Mendelsohn LLP
                      1585 Broadway
                New York, New York 10036-8299
                      (212) 969-3000
               _________________________________

=================================================================


                 CALCULATION OF REGISTRATION FEE


Title of    Amount to be    Proposed maximum  Proposed  Amount of
securities  registered (1)  offering price    maximum   Registra-
to be                       per share (2)     aggregate tion Fee
registered                                    offering
                                              price (2)

Common       1,954,474      $15.63          $30,548,429   $9,258
Stock,       shares
par value
$.01 per
share

     (1) The maximum number of shares as to which awards may be granted under the dELiA*s Inc. Restricted Stock Plan and the dELiA*s Inc. 1996 Stock Incentive Plan. Under Rule 416 of the Securities Act of 1933, this Registration Statement also covers such additional shares of Common Stock as may be offered or issued to adjust for any stock splits, stock dividends or similar transactions.

     (2) Computed pursuant to Rule 457(h) promulgated under the Securities Act of 1933 and is the product of multiplying the 1,954,474 shares as to which awards may be granted by $15.63, which is the average of the high and low price of the Registrant's Common Stock reported on the Nasdaq National Market on February 25, 1997.
          The price stated is estimated solely for the purpose of calculating the Registration Fee.



















                               PART I

          INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


     The Section 10(a) prospectuses for the dELiA*s Inc.
Restricted Stock Plan and the dELiA*s Inc. 1996 Stock Incentive
Plan (the "Plans") are not being filed with the Securities and Exchange Commission (the "Commission") as part of this Registration Statement.







                              PART II

          INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     dELiA*s Inc. (the "Registrant" or the "Company") is registering herewith 1,954,474 shares of its Common Stock, which are issuable pursuant to the Plans.


     Item 3.  Incorporation of Documents by Reference

     The following documents filed with the Commission by the Company are incorporated herein by reference:

     (1) The Company's prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933.

     (2) The description of the Common Stock contained in the Company's registration statement filed on Form 8-A (No.
          000-21869) under Section 12 of the Securities Exchange
          Act of 1934 (the "Exchange Act").

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be part hereof from the date of filing of such documents.


     Item 4.  Description of Securities.

     Not applicable.

     Item 5.  Interests of Named Experts and Counsel.

     Not applicable.


     Item 6.  Indemnification of Directors and Officers.

     The Company's bylaws provide that the Company shall indemnify each person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), by reason of the fact that he, or a person of whom he is the legal representative, is or was a director or officer of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action or inaction in an official capacity or in any other capacity while serving as director, officer, employee or agent, to the fullest extent permitted by the General Corporation Law of the State of Delaware, as amended from time to time, against all costs, charges, expenses, liabilities and losses (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith, and that indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his heirs, executors and administrators; provided, however, that, subject to certain exceptions, the corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by that person, only if that proceeding (or part thereof) was authorized by the board of directors. The right to indemnification conferred in the bylaws is a contract right and includes the right to be paid by the Company the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the General Corporation Law of the State of Delaware, as amended from time to time, requires, the payment of such expenses incurred by a director or officer in his capacity as a director or officer (and not in any other capacity in which service was or is rendered by that person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding shall be made only upon delivery to the Company of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced, if it shall ultimately be determined that such director or officer is not entitled to be indemnified under these bylaws or otherwise.


     In addition, Article NINTH of the Company's certificate of incorporation provides that no director shall be personally liable for any breach of fiduciary duty. Article NINTH does not eliminate a director's liability (i) for a breach of his or her duty of loyalty to the Company or its stockholders, (ii) for acts of intentional misconduct, (iii) under Section 174 of the General Corporation Law of the State of Delaware for unlawful declarations of dividends or unlawful stock purchases or redemptions, or (iv) for any transactions from which the director derived an improper personal benefit.

     Section 145 of the General Corporation Law of the State of Delaware permits a corporation to indemnify its directors and officers against expenses (including attorney's fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties, if such directors or officers acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors and officers in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interest of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant officers or directors are reasonably entitled to indemnity for such expenses despite such adjudication of liability.

     Section 102(b)(7) of the General Corporation Law of the State of Delaware provides that a corporation may eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective.

     Pursuant to Section 145 of the General Corporation Law of the State of Delaware, the Company maintains directors' and officers' liability insurance coverage.


     Item 7.  Exemption From Registration Claimed.

     Not applicable.


     Item 8.  Exhibits.

      4.1      Certificate of incorporation of the Company
               (incorporated by reference to Exhibit 3.1 to the Company's registration statement on Form S-1
               (Registration No. 333-15153))

      4.2      Bylaws of the Company (incorporated by reference
               to Exhibit 3.2 to the Company's registration
               statement on Form S-1 (Registration No. 333-
               15153))

      4.3      dELiA*s Inc. 1996 Stock Incentive Plan
               (incorporated by reference to Exhibit 10.5 to the Company's registration statement on Form S-1
               (Registration No. 333-15153))

      4.4 dELiA*s Inc. Restricted Stock Plan (incorporated by reference to Exhibit 10.6 to the Company's registration statement on Form S-1 (Registration
               No. 333-15153))

     * 5       Opinion of Proskauer Rose Goetz & Mendelsohn LLP
               re:  validity of securities

     *23.1     Consent of Deloitte & Touche LLP

     *23.2     Consent of Richard A. Eisner & Company, LLP

     *23.3     Consent of Proskauer Rose Goetz & Mendelsohn LLP
               (contained in opinion filed as Exhibit 5)

     *24       Power of Attorney (included on signature page)

*  Filed herewith


     Item 9.  Undertakings.

               The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section
          10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the Calculation of Registration Fee table in the effective registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          provided, however, that paragraphs (a)(1)(i) and
          (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



















                         SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 26th day of February, 1997.

                                   dELiA*s Inc.

                                   By:  /s/ Stephen I. Kahn
                                   Stephen I. Kahn
                                   Chairman of the Board,
                                     President and Chief
                                     Executive Officer



                    SIGNATURES AND POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each director and officer whose signature appears below hereby constitutes and appoints Stephen I. Kahn, Christopher C. Edgar and Evan Guillemin, or any of them, as his true and lawful attorney-in-fact and agent, with full power of substitution, to sign on his behalf individually and in any and all capacities (until revoked in writing), any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same with all exhibits thereto and all other documents in connection therewith with the Securities and Exchange Commission, granting to such attorneys-in-fact and agents, and each of them, full power and authority to do all such other acts and things requisite or necessary to be done, and to execute all such other documents as they, or any of them, may deem necessary or desirable in connection with the foregoing, as fully as the undersigned might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.







Signature                Title                  Date
/s/ Stephen I. Kahn      Chairman of the Board, February 26, 1997
Stephen I. Kahn          President, Chief
                         Executive Officer
                         and Director
                         (principal executive
                         officer)

/s/ Evan Guillemin       Chief Financial        February 26, 1997
Evan Guillemin           Officer, Secretary
                         and Treasurer
                         (principal financial
                         and accounting officer)

/s/ Christopher C. Edgar   Executive Vice       February 26, 1997
Christopher C. Edgar       President, Chief
                           Operating Officer
                           and Director

/s/ S. Roger Horchow     Director               February 26, 1997
S. Roger Horchow

/s/ Sidney S. Kahn       Director               February 26, 1997
Sidney S. Kahn

/s/ Geraldine Karetsky   Director               February 26, 1997
Geraldine Karetsky

/s/ Joseph J. Pinto      Director               February 26, 1997
Joseph J. Pinto






















EXHIBIT INDEX


Exhibit
Number         Description

 4.1           Certificate of incorporation of the Company
               (incorporated by reference to Exhibit 3.1 to the Company's registration statement on Form S-1
               (Registration No. 333-15153))

 4.2           Bylaws of the Company (incorporated by reference
               to Exhibit 3.2 to the Company's registration
               statement on Form S-1 (Registration No. 333-
               15153))

 4.3           dELiA*s Inc. 1996 Stock Incentive Plan
               (incorporated by reference to Exhibit 10.5 to the Company's registration statement on Form S-1
               (Registration No. 333-15153))

 4.4 dELiA*s Inc. Restricted Stock Plan (incorporated by reference to Exhibit 10.6 to the Company's registration statement on Form S-1 (Registration
               No. 333-15153))

* 5            Opinion of Proskauer Rose Goetz & Mendelsohn LLP
               re:  validity of securities

*23.1          Consent of Deloitte & Touche LLP

*23.2          Consent of Richard A. Eisner & Company, LLP

*23.3          Consent of Proskauer Rose Goetz & Mendelsohn LLP
               (contained in opinion filed as Exhibit 5)

*24            Power of Attorney (included on signature page)



*  Filed herewith











                                                        EXHIBIT 5


                  Proskauer Rose Goetz & Mendelsohn LLP
                             1585 Broadway
                     New York, New York  10036-8299



                                        February 26, 1997



The Board of Directors
dELiA*s Inc.
435 Hudson Street
New York, New York  10014

Ladies and Gentlemen:

     We are acting as counsel to dELiA*s Inc., a Delaware corporation (the "Company"), in connection with the registration statement on Form S-8 (the "Registration Statement") filed by the Company under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, relating to the registration of 1,954,474 shares of the common stock, par value $.01 per share, of the Company ("Common Stock"). The Common Stock is to be issued by the Company pursuant to the Company's Restricted Stock Plan and the Company's 1996 Stock Incentive Plan (the "Plans").

     As such counsel, we have participated in the preparation of the Registration Statement and have reviewed the corporate minutes relating to the issuance of the Common Stock pursuant to the Plans and have also examined and relied upon originals or copies, certified or otherwise authenticated to our satisfaction, of all such corporate records, documents, agreements and instruments relating to the Company, and certificates of public officials and of representatives of the Company.

     Based upon, and subject to, the foregoing, we are of the opinion that the Common Stock is duly authorized and, upon issuance of the Common Stock in accordance with the terms of the Plans, will be, assuming no change in the applicable law or pertinent facts, validly issued, fully paid and non-assessable.

     The foregoing opinion relates only to matters of the General
Corporation Law of the State of Delaware and does not purport to express any opinion on the laws of any other jurisdiction.

     We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement. In giving the foregoing consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.



                                        Very truly yours,



                                        /s/ Proskauer Rose Goetz
                                             & Mendelsohn LLP